                                                                    EXHIBIT 99.2

                                 NETLINK, INC.
                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     ------------------------------------

Netlink, Inc., a Delaware corporation (the "Company"), hereby grants as of the 25th day of July, 1996 to EMPLOYEE NAME (the "Optionee"), an option to purchase a maximum of 2,500 shares (the "Option Shares") of its Common Stock, $.01 par value ("Common Stock"), at the price of $0.35 per share, on the following terms and conditions:

     1.  GRANT UNDER 1993 STOCK PLAN.  This option is granted pursuant to and is
         ---------------------------
governed by the Company's 1993 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

     2.  GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS.  This option shall be
         --------------------------------------------
treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). Except as may be otherwise provided above, this option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not affect the grant of another option.

     3.  VESTING OF OPTION IF BUSINESS RELATIONSHIP CONTINUES.  If the Optionee
         ----------------------------------------------------
has continued to serve the Company or any Related Corporation in the capacity of an employee, officer, director, or consultant (such service is described herein as maintaining or being involved in a "Business Relationship with the Company") on the following dates, the Optionee may exercise this option for the number of shares of Common Stock set opposite the applicable date:


Date through which service is performed                                     # of shares
---------------------------------------                                     -----------
Vested at date of grant                                                     None

October 24, 1996                           an additional                    156
January 24, 1997                           an additional                    157
April 24, 1997                             an additional                    156
July 24, 1997                              an additional                    156
October 24, 1997                           an additional                    156
January 24, 1998                           an additional                    157
April 24, 1998                             an additional                    156
July 24, 1998                              an additional                    156
October 24, 1998                           an additional                    156
January 24, 1999                           an additional                    157
April 24, 1999                             an additional                    156
July 24, 1999                              an additional                    156
October 24, 1999                           an additional                    156
January 24, 2000                           an additional                    157
April 24, 2000                             an additional                    156
July 24, 2000                              an additional                    156
                                                                            ---
Total                                                                     2,500

The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company or any Related Corporation, may be exercised up to and including the date which is ten years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company and all Related Corporations or dies, becomes disables or undergoes dissolution while involved in a Business Relationship with the Company.

     4.   TERMINATION OF BUSINESS RELATIONSHIP.
          ------------------------------------

          (A)  TERMINATION OTHER THAN FOR CAUSE:  If the Optionee's Business
               --------------------------------
Relationship with the Company and all Related Corporations is terminated, other than by reason of death, disability or dissolution as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate after the passage of ninety (90) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

          (B)  TERMINATION FOR CAUSE:  If the Optionee's Business Relationship
               ---------------------
with the Company is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

          (C)  DEFINITION OF CAUSE:  "Cause" shall mean conduct involving one or
               -------------------
more of the following: (i) The substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of the Optionee's Business Relationship with the Company; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related Corporation; (iii) the commission of an act of embezzlement or fraud;
(iv) deliberate disregard of the rules or policies of the Company or Related Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or
(vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation or which induces any customer or supplier to break a contract with the Company or Related Corporation.

     5.   DEATH; DISABILITY; DISSOLUTION.
          ------------------------------

          (A) DEATH:  If the Optionee is a natural person who dies while
              -----
involved in a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within one (1) year after the date of death, but not later than the scheduled expiration date.

          (B) DISABILITY:  If the Optionee is a natural person whose Business
              ----------
Relationship with the Company is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within one (1) year after such termination, but not later than the scheduled expiration date.

          (C)  EFFECT OF TERMINATION:  At the expiration of such one-year period
               ---------------------
provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

          (D)  DISSOLUTION:  If the Optionee is a corporation, partnership,
               -----------
trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

     6.  PARTIAL EXERCISE.  This option may be exercised in part at any time and
         ----------------
from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     7.  PAYMENT OF PRICE.
         ----------------

          (A)  FORM OF PAYMENT:  The option price shall be paid in the following
               ---------------
manner:

                          (i)  in cash or by check;

                          (ii) subject to paragraph 7(b) below, by delivery of
                     shares of the Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

                          (iii) by delivery of an assignment satisfactory in
                     form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

                          (iv)  by any combination of the foregoing.

          (B)  LIMITATIONS ON PAYMENT BY DELIVERY OF COMMON STOCK:  If the
               --------------------------------------------------
Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

     8.  RESTRICTIONS ON TRANSFER.  Option Shares may not be transferred without
         ------------------------
the Company's written consent except by will, by the laws of descent and distribution, or in accordance with the provisions of Section 16, if applicable. Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act of 1993, as amended.
Accordingly, such shares must be sold in compliance with the registration requirements of such Act or an exemption therefrom.

     9.  METHOD OF EXERCISING OPTION.  Subject to the terms and conditions of
         ---------------------------
this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option(or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

   10.  OPTION NOT TRANSFERABLE.  This option is not transferable or assignable
        -----------------------
except by will or by the laws of descent and distribution. During the Optionee's lifetime, only the Optionee can exercise this option.

   11.  NO OBLIGATION TO EXERCISE OPTION.  The grant and acceptance of this
        --------------------------------
option imposes no obligation on the Optionee to exercise it.

   12.  NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP.  Neither the Plan, this
        -----------------------------------------------
Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

   13.  NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.  The Optionee shall have no
        ---------------------------------------
rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 9. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

    14.  CAPITAL CHANGES AND BUSINESS SUCCESSIONS.  The Plan contains provisions
         ----------------------------------------
covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

     15.  WITHHOLDING TAXES.  If the Company or any Related Corporation in its
          -----------------
discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or Related Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

     16.  COMPANY'S RIGHT OF FIRST REFUSAL.
          --------------------------------

         (A)  EXERCISE OF RIGHT:  If the Optionee or his or her
              -----------------
legal representative (the "Transferor") desires to transfer all or any part of the Option Shares to any person other than the Company (an "Offeror"), the Transferor shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Optionee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and the price and terms of the bona fide offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Transferor. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

     (B)  SALE OF OPTION SHARES TO OFFEROR:  The Transferor may, for 60 days
          --------------------------------
after the expiration of the 30-day period during which the Company may give the counter-notice, sell, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Transferor shall not sell such Company
              --------  -------
Option Shares to the Offeror if the Offeror is a competitor of the Company and the Company gives written notice to the Transferor, within 30 days of its receipt of the Option Notice, stating that the Transferor shall not sell such Company Option Shares to such Offeror; and provided, further, that prior to the
                                           --------  -------
sale of such Company Option Shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees to be subject to the restrictions set forth in this Section 16. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this
Section 16.

     (C)  ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE:  If there shall be any
          --------------------------------------------
change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 16 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Company Option Shares.

     (D)  FAILURE TO DELIVER COMPANY OPTION SHARES:  If the Transferor fails or
          ----------------------------------------
refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this
Section 16, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company in the state of North Carolina, giving notice of such deposit to the Transferor, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Transferor. All monies deposited with the bank or trust company remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Transferor shall thereafter look only to the Company for payment. The Company may place a legend on any stock certificate delivered to the Transferor reflecting the restrictions on transfer provided in Section 8 hereof and this
Section 16.

     (E)  EXPIRATION OF COMPANY'S RIGHT OF FIRST REFUSAL:  The first refusal
          ----------------------------------------------
rights of the Company set forth above shall remain in effect until such time, if ever, as a distribution to the public is made of shares of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or a successor statute, at which time the first refusal rights of the Company set forth herein will automatically expire.

     17.  LOCK-UP AGREEMENT.  The Optionee agrees that in connection with an
          -----------------
underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, this Option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 180 days or such other period of time as the Board of Directors may determine.

     18.  ARBITRATION.  Any dispute, controversy, or claim arising out of, in
          -----------
connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the State of North Carolina, pursuant to the rules then enacted by the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

     19.  PROVISION OF DOCUMENTATION TO EMPLOYEE.  By signing this Agreement the
          --------------------------------------
Optionee acknowledges receipt of a copy of this Agreement.

     20.  MISCELLANEOUS.
          -------------

         (A)  NOTICES:  All notices hereunder shall be in writing and shall be
              -------
deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the addresses set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

         (B)  ENTIRE AGREEMENT; MODIFICATION:  This Agreement constitutes the
              ------------------------------
entire agreement between the parties relative to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

          (C)  SEVERABILITY:  The invalidity, illegality or unenforceability of
               ------------
any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

          (D)  SUCCESSORS AND ASSIGNS:  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

          (E)  GOVERNING LAW:  This Agreement shall be governed by and
               -------------
interpreted in accordance with the laws of the State of North Carolina, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

     21.  ACCELERATION OF VESTING OF OPTION FOR BUSINESS COMBINATIONS:  If the
          -----------------------------------------------------------
Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), then this option shall, immediately prior to the consummation of such Acquisition, become fully vested and immediately exercisable by the Optionee.

     IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first above written.

                                         Netlink, Inc.
                                         1881 Worcester Road
                                         Framingham, MA 01701


                                         By: _____________________
                                             Jerry M. Joyner
                                             Secretary & Director of
                                             Finance


                                             Optionee
                                             Print Name of Optionee
                                             Street Address
                                             City, State       Zip Code
                                             Optionee's Social Security Number

                                         By: _____________________
                                             Print Name of Optionee